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                                                                   EXHIBIT 23.02


                          CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in this registration statement on Form S-8 of our report which includes an explanatory paragraph on the adoption of a newly established standard for the impairment of long-lived assets and the adoption of Statement of Financial Accounting Standard No. 109, ACCOUNTING FOR INCOME TAXES, on our audits of the consolidated financial statements and financial statement schedule of Portola Packaging, Inc. and Subsidiaries.

                                       COOPERS & LYBRAND L.L.P.



San Jose, California
December 4, 1996